PURCHASE CONTRACT FOR CARBON BLACK

Supplier:

Xin Jiang YaKeLa Carbon Black Limited

Buyer:

Dong Hua Rubber Limited

In consideration of the mutual agreements contained herein, Buyer agrees to purchase carbon black from Supplier pursuant to the following:

1.

Buyer undertakes to place orders to purchase a minimum of 1,000 tons of carbon black from the Supplier.

2.

Supplier shall sell the natural gas carbon black to the Buyer at RMB 3,800.00 per ton including transportation up to the Buyer’s warehouse.

3.

The Buyer guarantees to settle at least 90% of the monthly outstanding payment by the end of each month.

4.

Supplier guarantees that Carbon Black supplied to Buyer shall meet the national standard GB3778-94 for carbon black.  In case of economic losses caused by quality defects, Supplier shall compensate to the Buyer of all losses.

5.

All disputes about the terms of this agreement shall be settled by negotiation between two parties.

6.

This contract shall be duly executed by both parties.  There are a total of four original copies and each party shall retain two copies.

Date this Agreement the February 5, 2005

Seller

Buyer

Date:

Date: